Exhibit 23(B) March 11, 2026 TIAA Real Estate Account c/o Teachers Insurance and Annuity Association of America 730 Third Avenue New York, New York 10017 Re: TIAA Real Estate Account Initial Registration Statement Filing on Form S-1 Ladies and Gentlemen: We have acted as counsel to TIAA Real Estate Account, established under the laws of the state of New York as a separate account of Teachers Insurance and Annuity Association of America, regarding the federal securities laws applicable to the issuance and sale of the separate account units of interest described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933. Very truly yours, Carlton Fields, P.A. ATTORNEYS AT LAW 1625 Eye Street, NW | Suite 800 Washington, DC 20006 202.965.8100 | fax 202.965.8104 www.carltonfields.com Atlanta Florham Park Hartford Los Angeles Miami Minneapolis New York Orlando Tallahassee Tampa Washington, DC West Palm Beach Carlton Fields, P.A. Carlton Fields, P.A. practices law in California through Carlton Fields, LLP.